As filed with the Securities and Exchange Commission on __________________, 1996

                                                          Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      INTERNATIONAL BANCSHARES CORPORATION
               (Exact name of issuer as specified in its charter)

           TEXAS                                                 74-2157138
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

               1200 SAN BERNARDO AVENUE, LAREDO, TEXAS 78042-1359
               (Address of principal executive offices) (Zip Code)

           1996 INTERNATIONAL BANCSHARES CORPORATION STOCK OPTION PLAN
                            (Full title of the plan)

Dennis E. Nixon                                      With copies to:
Chairman of the Board of Directors               William J. McDonough, Jr.
International Bancshares Corporation             Cox & Smith Incorporated
1200 San Bernardo Avenue                         112 E. Pecan Street, Suite 1800
Laredo, Texas  78042-1359                        San Antonio, Texas 78205
(210)722-7611                                    (210)554-5500
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                                    Proposed
                                     Proposed       Maximum
                                      Maximum      Aggregate       Amount of
Title of Securities  Amount to be  Offering Price   Offering    Registration Fee
to be Registered     Registered(1)  per Share(2)    Price(3)         Fee
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Common Stock          300,000       $41.00(3)     $12,300,000.00    $4,242
par value $1.00
per share

(1) Plus such indeterminate number of additional shares of common stock as may be issuable by reason of the operation of the anti-dilution provisions of the stock options.

(2) This estimate is made solely for the purpose of determining the amount of the registration fee.

(3) As to the 300,000 shares which may be issued pursuant to the 1996 International Bancshares Corporation Stock Option Plan, the maximum price calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, is $41.00, which is the average of the bid and asked price reported on the OTC bulletin board on September 3, 1996, which is the price used solely for the purpose of calculating the registration fee.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by International Bancshares Corporation, a Texas corporation (the "Company" or "Registrant"), are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission on April 1, 1996.

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission on May 14, 1996.

        (c) The Company's Current Report on Form 8-K dated March 7, 1996 filed with the Commission on March 14, 1996.

        (d) The Company's Current Report on Form 8-K dated April 3, 1996 filed with the Commission on April 8, 1996.

        (e) See "Item 5. Other Events" on page 2 of the Company's Current Report on Form 8-K dated June 7, 1995 filed with the Commission on June 20, 1995, which incorporates by reference "PROPOSAL 3 -- AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK" on page 10 and "PROPOSAL 4 -- REINCORPORATION PROPOSAL" on pages 11-21 of the Company's Proxy Statement dated April 20, 1995, which pages are incorporated herein by reference.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

                                       2

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by the Texas Business Corporation Act (the "TBCA"), the Company's Articles of Incorporation provide that a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for breach of the duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction for which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for an act or omission for which the liability of the director is expressly provided by an applicable statute. In addition, Article 2.02-1 of the TBCA ("Article 2.02-1"), the Company's Articles of Incorporation and the Company's By-laws (the "By-laws"), under certain circumstances, provide for the indemnification of the Company's officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the TBCA and the By-laws.

        In general, under Article 2.02-1, any director, officer, employee or agent of a Texas corporation may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) incurred in connection with a legal proceeding to which he was a party as a result of such relationship, if he acted in good faith and reasonably believed that in the case of conduct in his official capacity as a director, officer, employee or agent of the corporation, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful.

        Under Article 2.02-1, a determination of indemnification must be made
(i) by a majority vote of a quorum of the board of directors who at the time of the vote are not named defendants or respondents in the proceeding, (ii) if such a quorum is unobtainable, a majority vote of a committee of the board of directors, (iii) by independent legal counsel or (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding. A Texas corporation must indemnify a director, officer, employee or agent of the corporation who is successful, on the merits or otherwise, in the defense of the proceeding.

        Article 2.02-1 permits a Texas corporation to advance funds to pay the reasonable expenses of any director, officer, employee or agent of the corporation involved in such action provided that the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of

                                       3

conduct necessary for indemnification specified by Article 2.02-1 and a written undertaking that the person will repay the advanced funds unless it is ultimately determined that he is not entitled to indemnification.

        Indemnification of directors, officers, employees and agents of the Company may also be granted pursuant to provisions of the By-laws which may be adopted in the future, pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of shareholders or disinterested directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

   NUMBER                                       DOCUMENT
   4.1        Articles of Incorporation of the Registrant (filed as
              Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated June 7, 1995 filed with the Commission on June 20, 1995, and incorporated herein by reference)

   4.2 By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated June 7, 1995 filed with the Commission on June 20, 1995, and incorporated herein by reference)

   5.1 Opinion of Cox & Smith Incorporated as to the legality of the Common Stock being registered (filed herewith)

   23.1       Consent of KPMG Peat Marwick LLP (filed herewith)

   23.2 Consent of Cox & Smith Incorporated is included in Exhibit 5.1 filed herewith

   24.1       Powers of Attorney (included on page 7 of this Registration
              Statement)

                                       4

ITEM 9.  UNDERTAKINGS.

        (a)    The Registrant undertakes the following:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if this Registration Statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification

                                       5

is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       6

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Laredo, Texas on September 6, 1996.

                      INTERNATIONAL BANCSHARES CORPORATION


                             By:  /s/ DENNIS E. NIXON
                                      Dennis E. Nixon
                                      Chairman of the Board

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS: That each person whose signature appears hereinbelow constitutes and appoints DENNIS E. NIXON his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                       7

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 6, 1996.

      SIGNATURE                 NAME AND TITLE              DATE

/s/ DENNIS E. NIXON          President (Principal         September 6, 1996
    Dennis E. Nixon          Executive Officer)
                             and Director

/s/ ARNOLDO CISNEROS         Secretary-Treasurer          September 6, 1996
    Arnoldo Cisneros         (Principal Financial
                             Officer)

/s/ LEONARDO SALINAS         Vice President and
    Leonardo Salinas         Director                     September 6, 1996

/s/ LESTER AVIGAEL           Director                     September 6, 1996
    Lester Avigael

/s/ IRVING GREENBLUM         Director                     September 6, 1996
    Irving Greenblum

/s/ R. DAVID GUERRA          Director                     September 6, 1996
    R. David Guerra

/s/ RICHARD E. HAYNES        Director                     September 6, 1996
    Richard E. Haynes

/s/ ROY JENNINGS, JR.        Director                     September 6, 1996
    Roy Jennings, Jr.

/s/ SIOMA NIEMAN             Director                     September 6, 1996
    Sioma Nieman

/s/ ALBERTO A. SANTOS        Director                     September 6, 1996
    Alberto A. Santos

/s/ ANTONIO R. SANCHEZ JR.   Director                     September 6, 1996
    Antonio R. Sanchez Jr.

                                       8

                                  EXHIBIT INDEX

   NUMBER                                DOCUMENT                          PAGE
   4.1          Articles of Incorporation of the Registrant (filed as
                Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated June 7, 1995 filed with the Commission on June 20,
                1995, and incorporated herein by reference)                  *

   4.2          By-laws of the Registrant (filed as Exhibit  3.2
                to the Registrant's Current Report on Form 8-K
                dated June 7, 1995 filed with the Commission on
                June 20, 1995, and incorporated herein by reference)         *

   5.1 Opinion of Cox & Smith Incorporated as to the legality of the Common Stock being registered
                (filed herewith)

   23.1         Consent of KPMG Peat Marwick LLP (filed herewith)

   23.2 Consent of Cox & Smith Incorporated is included in Exhibit 5.1 filed herewith

   24.1 Powers of Attorney (included on page 7 of this Registration Statement)

*  Incorporated herein by reference